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                                                                     EXHIBIT 2.5

                          REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT dated as of July 24, 1998 (this "Agreement") by and among NOBLE INTERNATIONAL LTD., a Michigan corporation (the "Company"), and WRAYTER INVESTMENTS, INC. ("Wrayter" or the "Securityholder").

                                    RECITALS

         A. Pursuant to a certain Share Exchange Agreement (the "Exchange Agreement") entered into on July 24, 1998 by and between the Company, Noble Canada Holdings Ltd., Noble Canada Inc., Tiercon Holdings Inc. ("Tiercon"), and Wrayter, the Securityholder owns, or has the right to acquire, shares of the common stock, no par value, of the Company (the "Common Stock").

         B. Subject to the restrictions set forth in the Exchange Agreement, upon the exercise of their right to exchange, the Securityholder shall have the registration rights set forth in this Agreement.

         C. The Company and the Securityholder are entering into this Agreement to set forth the terms and conditions applicable to the registration rights which the Company has agreed to provide to the Securityholder.

         NOW, THEREFORE, the parties hereto agree as follows:


                                 I. DEFINITIONS

         1.1 Definitions. (a) In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For the purposes of this definition, "control" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AGREEMENT" means this Agreement, as the same may be amended from time to time.

         "BOARD OF DIRECTORS" means the Board of Directors of the Company.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to remain closed.



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         "CHARTER" means the Certificate of Incorporation of the Company, as amended from time to time.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMON STOCK" means common stock, no par value, of the Company.

         "DIRECTOR" means a member of the Board of Directors.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "INITIAL PUBLIC OFFERING" means the first Public Offering of Common Stock of the Company.

         "PERSON" means an individual, corporation, partnership, trust, limited liability company, association or any other entity or organization, including without limitation a government or political subdivision or an agency or instrumentality thereof.

         "PUBLIC OFFERING" means any primary or secondary public offering of Common Stock of the Company pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form.



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         "REGISTRABLE SECURITIES" means, as the context requires, (a) with respect to any Person holding Common Stock of the Company and entitled to registration rights under the terms of this Agreement or any other agreement with the Company, such shares of Common Stock and any additional shares of Common Stock ("Additional Shares") subsequently paid, issued or distributed in respect of such shares by way of stock dividend or distribution or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation, pursuant to the Charter or otherwise, (b) with respect to any Person holding options of the Company and entitled to registration rights under the terms of this Agreement or any other agreement with the Company, the Shares of Common Stock issuable upon exercise of such options and any Additional Shares Issued in respect thereof, and (c) with respect to any Person holding warrants or the Company and entitled to registration rights under the terms of this Agreement or any other agreement with the Company, the shares of Common Stock issuable upon exercise of such warrants and any Additional Shares issued in respect thereof. Notwithstanding the foregoing, Registrable Securities will cease to be Registrable Securities when and to the extent that (i) a registration statement relating to such securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) such Registrable Securities have been transferred to a party in violation of the Exchange Agreement, (iii) such Registrable Securities have ceased to be outstanding, (iv) such securities may be sold in a single transaction without registration pursuant to Rule 144, or (v) such securities may be sold without registration pursuant to Regulation S.

         "REGISTRATION EXPENSES" means all (i) registration and filing fees with the Commission, (ii) fees and expenses of compliance with state securities or blue sky laws (including without limitation reasonable fees and disbursements of a qualified independent underwriter, if any, counsel in connection therewith and the reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses of the Company (including without limitation all salaries and expenses of officers and employees performing legal or accounting duties), (v) fees and expenses of counsel and independent public accountants for the Company,
(vi) fees and expenses of any additional experts retained by the Company in connection with such registration, (vii) fees and expenses of listing the Registrable Securities, if any, (viii) transfer taxes, and (ix) reasonable fees and expenses of one counsel for the Securityholder, which counsel will be selected by the Securityholder.

         "REGULATION D" means Regulation D under the Securities Act.

         "REGULATION S" means Regulation S under the Securities Act.

         "RULE 144" means Rule 144 under the Securities Act, as such rule may be amended from time to time.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITYHOLDER" means Wrayter Investments, Inc.



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         "SHELF REGISTRATION" means a registration statement on the appropriate form pursuant to Rule 415 tinder the Securities Act (or any successor rule that may be adopted by the Commission).

         "EXCHANGE AGREEMENT" means the Share Exchange Agreement dated as the date hereof by and among the parties hereto and certain other Persons.

         "TRANSFEREE" means any Person to whom the Securityholder transfers any Common Stock (other than in a sale pursuant to an effective registration statement under the Securities Act or without registration pursuant to Rule 144) in accordance with the Exchange Agreement and who agrees in writing to be bound by and to comply with all applicable provisions of this Agreement.

         "UNDERWRITER" means a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities and not as part of such dealer's market-making activities.


                             II. REGISTRATION RIGHTS

         2.1      Demand Registration.

                  (a) Subject to paragraphs (c), (d) and (e) of this Section 2.1, at any time and from time to time following the first anniversary of the execution and delivery of the Exchange Agreement, the Securityholder may make a written request for registration under the Securities Act of all or part of the Registrable Securities (a "Demand Registration"); provided, however, that:

                           (i) the Company will not be obligated to effect a
                  Demand Registration unless the aggregate value of the shares proposed to be offered pursuant to a single registration by the Securityholder equals or exceeds $500,000;

                           (ii) the Company will not be obligated to effect and
                  bear the cost of effecting a Demand Registration on more than a total of one occasion; provided that if the Securityholder or any other holders of Registrable Securities making a Demand Registration agree to bear all administrative, filing and professional costs of effecting such Demand Registration, then the Company will be obligated to effect such Demand Registration, but only on a total of one occasion; and

                           (iii) notwithstanding anything to the contrary in
                  clause (ii) above, the Company will not be obligated to effect more than a total of two Demand Registrations.

Such request will specify the number of shares of Registrable Securities proposed to be offered


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for sale by the Securityholder and will also specify the intended method of disposition thereof.

                  (b) If, in connection with any Demand Registration, the Company, the Securityholder or any other holders of Registrable Securities exercising registration rights also desire to sell shares of Common Stock and the managing Underwriter of such offering advises the Company, and the Securityholder in writing that the total number of shares requested to be so included in such registration exceeds the number of shares of Common Stock which can be sold in such offering or that the success or pricing of the offering would be materially and adversely affected by the inclusion of all of the shares of Common Stock requested to be so included, then the Company will include in such registration (i) first, the Registrable Securities requested to be included by the Securityholder and such other holders exercising registration rights, allocated pro rata among them in accordance with the number of Registrable Securities held by each of them so that the total number of Registrable Securities to be included in such offering for the account of all such Persons will not exceed the number recommended by such managing Underwriter, (ii) second, the shares of Common Stock the Company proposes to offer for sale, which number of shares to be registered will be reduced to the extent necessary to reduce the total number of shares to be included in such offering to the number recommended by such managing Underwriter and (iii) third, such number of other shares of Common Stock as the holders thereof desire to offer for sale and the Company and the managing Underwriter recommend be included in such offering.

                  (c) Notwithstanding the foregoing provisions of this Section 2.1, the Securityholder may not request a Demand Registration (i) if a registration statement has been filed by the Company with the Commission, unless such registration statement has been withdrawn or has been effective for a period of at least 90 Calendar days, or (ii) if an underwritten offering of Common Stock (whether for the account of the Company or any other security holders) has been consummated within the preceding nine months; provided, however, the limitations in clauses (i) and (ii) of this sentence will not apply if the Securityholder was not given the opportunity, in accordance with
         Section 2.2, to include its Registrable Securities in the registration statement described in clause (i) or the underwritten offering described in clause (ii) (as applicable).

                  (d) Notwithstanding the foregoing provisions of this Section 2.1, the Securityholder will not have the right to initiate or demand a registration hereunder unless it proposes to include therein Registrable Securities which it believes in good faith to have a value of at least $500,000.

                  (e) Notwithstanding the foregoing provisions of this Section 2.1, in the event the Company receives notice of a Demand Registration, the Company may elect once, but only once, by written notice to the Securityholder within 20 days after receipt of such notice, to proceed with a registration of Common Stock for the Company's account in lieu of proceeding with the Demand Registration, in which case the provisions of Section 2.2 (and not this Section 2.1) will apply. If the Company exercises the right described in the preceding sentence, the Security Holders will not be deemed (for purposes of determining



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         the number of future Demand Registrations that may be demanded under the terms of this Agreement) to have exercised the right to request a Demand Registration unless at least 80% of the Registrable Securities that the Securityholder desired to include in such registration were included pursuant to Section 2.2.

                  (f) The Securityholder shall be permitted to remove all or any part of the Registrable Securities held by the Securityholder from any Demand Registration at any time prior to the effective date of the registration statement covering such Registrable Securities; provided, however, if, as a result of the removal of such Registrable Securities, such registration statement is withdrawn by the Company, such Demand Registration shall nonetheless count as a Demand Registration for purposes of determining the number or future Demand Registration, which can be requested pursuant to Section 2.1(a) hereof, unless the Securityholder reimburses the Company for all Registration Expenses incurred by the Company in connection with such withdrawn Demand Registration.

         2.2      Piggyback Rights.

                  (a) If the Company proposes to file a registration statement under the Securities Act with respect to an offering of any shares of Common Stock (i) for its own account (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission)) or (ii) for the account of any holder of its securities having registration rights under the terms of this Agreement or any other agreement with the Company, including without limitation a Demand Registration, then the Company will give written notice of such proposed offering to the Securityholder as soon as practicable (provided that the Securityholder will be given such notice not less than 20 calendar days prior to the deadline set by the Company for electing to include Registrable Securities in such offering), and such notice will offer such holders the opportunity, in accordance with
         Section 2.2(b), to register such number of shares of Registrable Securities as the Securityholder may request on the same terms and conditions as the registration of the Company's or such other holders' shares of Common Stock. If the Company so elects, the offering contemplated by this Section 2.2 will be in the form of an underwritten offering. The Company will select the managing Underwriter and any additional Underwriter in connection with the offering.

                  (b) Whenever the Company proposes to file a registration statement in accordance with Section 2.2(a), the Company will include in such registration all Registrable Securities which the Securityholder requests to be included therein; provided, however, that if the managing Underwriter of an underwritten offering under this
         Section 2.2 advises the Company and the Securityholder in writing that the total number of shares requested to be included in such registration exceeds the number of shares of Common Stock which can be sold in such offering or that the success or pricing of the offering would be materially and adversely affected by the inclusion of all of the shares of Common Stock requested to be included, then (except in the case of a Demand Registration, as to which Section 2.l(b) will govern), the Company will include in such


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         registration (i) first, the shares of Common Stock the Company proposes to offer for sale for its own account, (ii) second, the Registrable Securities requested to be included by the Securityholder and any other holders of Registrable Securities exercising registration rights, allocated pro rata among them in accordance with the number of Registrable Securities held by each of them so that the total number of Registrable Securities to be included in such offering for the account of all such Persons will not exceed the number recommended by such managing Underwriter, and (iii) third; such number of other shares of Common Stock as the holders thereof desire to offer for sale and the Company and the managing Underwriter recommend be included in such offering.

                  (c) A request by the Securityholder to include Registrable Securities in a proposed underwritten offering pursuant to this Section
         2.2 will not be deemed to be a request for a Demand Registration pursuant to Section 2.1.

         2.3 Sale of Warrants to Underwriters. Notwithstanding anything in this Agreement to the contrary (but subject to the last sentence of this Section 2.3), in the case of any offering subject to the provisions hereof which is an underwritten offering, in lieu of exercising any warrant prior to or simultaneously with the filing or the effectiveness of any registration statement filed in connection therewith, the holder of such warrant may, provided that the Company shall have been advised by the managing Underwriter that such sale would not adversely affect the overall offering or pricing thereof, sell such warrant or portion thereof to the underwriter or underwriters of the offering being registered upon the undertaking of such underwriter or underwriters to exercise such warrant or portion thereof before making any distribution pursuant to such registration statement and to include the Common Stock issued upon such exercise among the Registrable Securities being offered pursuant to such registration statement. Subject to the next succeeding sentence, the Company agrees to cause such Common Stock to be included among tile Registrable Securities being offered pursuant to such registration statement to be issued within such time as will permit such underwriter or underwriters to make and complete the distribution contemplated by the underwriting. In no event. however, shall the Company be required pursuant to the provisions of this Section 2.3 to include in such registration statement more shares of Common Stock than the holder of such warrant would otherwise be entitled to include in such registration statement pursuant to the terms of this Agreement.


                          III. REGISTRATION PROCEDURES

         3.1 Filings: information. Whenever the Securityholder (the "Registering Securityholder") requests that any Registrable Securities be registered pursuant to Article II, the Company will use its best efforts to effect the registration of such Registrable Securities to the extent required by Article II, as promptly as is practicable, and in connection with any such request:

                  (a) The Company will as expeditiously as possible prepare and file with the Commission a registration statement on any form for which the Company then qualifies and which counsel for the Company deems appropriate and available for the sale of the


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         Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 90 calendar days or, if less, the period required for such Registrable Securities to be sold; provided, however, that if the Company furnishes to the Registering Securityholder a certificate signed by the Company's Chief Executive Officer stating that the Board of Directors has determined that it would be materially detrimental or otherwise materially disadvantageous to the Company or its stockholders (whether because of any proposed material transaction or otherwise) for such a registration statement to be filed as expeditiously as possible, the Company will have a period of not more than 120 calendar days within which to file such registration statement measured from the date of the Company's receipt of the Registering Securityholder's request for registration;

                  (b) The Company will, if requested, prior to filing such registration statement or any amendment or supplement thereto, furnish to the Registering Securityholder and each applicable Underwriter, if any, copies thereof, and thereafter furnish to the Registering Securityholder and each such Underwriter, if any, such number of copies of such registration statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) as the Registering Securityholder of each such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities;

                  (c) After the filing of the registration statement, the Company will promptly notify the Registering Securityholder of any stop order issued or, to the Company's knowledge, threatened to be issued by the Commission or any state, securities agency or authority and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                  (d) The Company will endeavor to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the Registering Securityholder reasonably requests; provided, however, that the Company will not be required to (i).qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

                  (e) The Company will as promptly as is practicable notify the Registering Securityholder, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not

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         misleading and promptly make available to the Registering
         Securityholder and to the Underwriters any such supplement or amendment. The Registering Securityholder agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in the preceding sentence, the Registering Securityholder will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt by the Registering Securityholder and the Underwriters of the copies of such supplemented or amended prospectus and, if so directed by the Company, the Registering Securityholder will deliver to the Company all copies, other than permanent file copies then in the Registering Securityholder possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company gives such notice, the Company will extend the period during which such registration statement will be effective as provided in Section 3.1(a) by the number of days during the period from and including the date of the giving of such notice to the date when the Company will make available to the Registering Securityholder such supplemented or amended prospectus;

                  (f) The Company will enter into customary agreements (including in the case of an underwritten offering an underwriting agreement in customary form) and the Company and its officers will take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities, including participation in any "road show" undertaken in connection with such sale;

                  (g) The Company will furnish to the Registering Securityholder and to each Underwriter a signed counterpart, addressed to the Registering Securityholder or such Underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Registering Securityholder or the managing Underwriter may reasonably request;

                  (h) The Company will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the 1933 Act and the rules and regulations either Commission thereunder;

                  (i) The Company will use its reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which securities of the same class issued by the Company are then listed;

                  (j) The Company may require the Registering Securityholder promptly to furnish in writing to the Company such information regarding the Registering Securityholder, the plan of distribution of the Registrable Securities and other information as the Company may from time to time reasonably request or as may be legally required in connection with such registration. The furnishing of such information


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         will be a condition to the Company's obligations hereunder;

                  (k) The Company will notify the Registering Securityholder, its counsel and the managing underwriters, if any, as soon as possible and (if requested by any such Person) confirm such notice in writing,
         (i) when a prospectus relating to the Registrable Securities or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement relating to the Registrable Securities or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to a registration statement relating to the Registrable Securities or related prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement relating to the Registrable Securities or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the Company's reasonable determination that a post-effective amendment to a registration statement relating to the Registrable Securities would be appropriate or that there exist circumstances not yet disclosed to the public which make further suits under such registration statement inadvisable pending such disclosure and post-effective amendment;

                  (l) Upon the occurrence of any event contemplated by paragraph
         (a) above, promptly prepare a supplement or post-effective amendment to the registration statement relating to the Registrable Securities or related prospectus or any document incorporated therein by reference or file any other required document so that (i) such registration statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) as thereafter delivered to the purchasers of the registrable securities being sold thereunder, such prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading:

                  (m) Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a registration statement relating to the Registrable Securities, at the lifting at any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

                  (n) (i) If reasonably requested by the managing underwriter or any Registering Securityholder, promptly incorporate in a prospectus supplement or post-effective amendment such information concerning such Registering Securityholder, the managing underwriter or underwriters or the intended method of distribution as the managing underwriter or underwriters or the Registering Securityholder reasonably requests to be included therein and as is appropriate in the reasonable judgment of the Company including, without limitation, information with respect to the number of shares of the Registrable Securities being sold to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and (ii) make all required filings of such prospectus supplement or post-effective amendment as promptly as practicable after being notified of the matters to be incorporated therein;

                  (o) Furnish to each Registering Securityholder and each managing underwriter, if any, without charge, one manually signed copy of the registration statement relating to the Registrable Securities and any post-effective amendments thereto, including financial statements and schedules and, upon request, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                  (p) Provide a transfer agent and registrar for the Registrable Securities not later than the effective date of the registration statement relating to the Registrable Securities.

         3.2 Registration Expenses. Registration Expenses incurred in connection with any registration made or requested to be made pursuant to Article II will be borne by the Company, whether or not any such registration statement becomes effective, to the extent permitted by applicable law. The Registering Securityholder will pay, on a pro rata basis, any underwriting fees, discounts or commissions attributable to the sale of the Registrable Securities.

         3.3 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Registering Securityholder, its officers, directors, members, managers and agents, and each Person, if any, who controls each such Registering Securityholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by or on behalf of such Registering Securityholder expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus will not inure to the benefit of any Registering Securityholder if a copy of the current prospectus was not provided, in the manner required by applicable regulations, to the applicable purchaser by such Registering Securityholder and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expenses. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Registering Securityholder provided in this
Section 3.3.


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         3.4 Indemnification by Registering Securityholder. Each Registering
Securityholder registering shares pursuant to Article II agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers and Directors and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Registering Securityholder, but only with reference to information related to such Registering Securityholder furnished in writing by or on behalf of such Registering Securityholder expressly for use in any registration statement of prospectus relating to the Registrable Securities, or any amendment or supplement thereto or any preliminary prospectus; provided, however. that in no event will the liability of any Registering Securityholder under this Section
3.4 be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Each such Registering Securityholder also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on such terms as provided for in underwriting agreement relating to such offering.

         3.5 Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) is instituted involving any person in respect of which indemnity may be sought pursuant to Section 3.3 or Section 3.4, such Person will promptly notify the Person against whom such indemnity may be sought in writing and the indemnifying party upon request of the indemnified party will retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and will pay the fees and disbursements of such counsel related to the proceeding; provided, however, that the failure to so notify the indemnifying Person shall not relieve the indemnifying party from any liability that it may otherwise have to such indemnified Person, except to the extent the indemnifying Person shall have been materially prejudiced by such failure. In any such proceeding, any indemnified party will have the right to retain its own counsel, but the fees and expenses of such counsel will be at the expense of such indemnified party unless (a) the indemnifying party and the indemnified party have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be inappropriate due to actual of potential differing interests between them, in which case the fees and expenses of such counsel will be paid by the Company. It is understood that the indemnifying party will not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties, and that all such reasonable fees and expenses will be reimbursed as they are incurred. In the case of the retention of any such separate firm for the indemnified parties, such firm will be designated in writing by the indemnified parties. The indemnifying party will not be liable for any settlement or any proceeding effected without its consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the indemnifying party will indemnify and hold harmless such indemnified parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

         3.6      Contribution.

                  (a) If the indemnification provided for herein is for any reason unavailable to the indemnified parties in respect of any losses, claims, damages or liabilities referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company, the Registering Securityholder and any Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, the Registering Securityholder and the Underwriter will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (b) The Company and each Registering Securityholder agree that it would not be just and equitable if contribution pursuant to this
         Section 3.6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding subsection will be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.6, no Registering Securityholder will be required to contribute any amount by reason of such untrue or alleged untrue statement or omission or alleged omission in excess of the amount received by such Registering Securityholder upon the sale of the Registrable Securities giving rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         3.7 Participation in Underwritten Registrations. Notwithstanding any other provision of this Agreement, no Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any reasonable underwriting arrangements approved by the Company or other Persons entitled hereunder to approve such arrangements and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements, "lock-up" agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights.

         3.8 Rule 144. The Company will file any reports required to be filed by it under the Securities Act and the Exchange Act and will take such further action as any Securityholder may reasonably request to the extent required from time to time to enable the Securityholder to sell

Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Exchange Act, as such Rule may be amended from time to time, or other appropriate rule or regulation adopted by the Commission. Upon the request of any Securityholder, the Company will deliver to the Securityholder a written statement as to whether the Company has complied with such reporting requirements.

         3.9 Restrictions on Public Sale by Holders of Registrable Securities.

                  (a) If and to the extent requested by the managing Underwriter or Underwriters in the case of an underwritten Public Offering, each of the Securityholder agrees not to effect, except as part of such registration, any sale of the shares of Common Stock or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities during such time period (not to exceed 180 days) to which the Company agrees not to effect any sale of securities in connection therewith, or to which the Registering Securityholder agrees if the Company does not include any securities therein. In addition, each of the Securityholder agrees to execute any customary lock-up agreement reasonably requested by the managing Underwriter to confirm its agreement in accordance with the preceding sentence, but only if identical lock-up agreements are required of all Securityholder.

                  (b) Nothing in this Agreement will diminish or otherwise affect the restrictions on transfer contained in the Securityholder Agreement.

         3.10 Representation Concerning Future Registration Rights. Nothing in this Agreement shall be deemed to limit in any way the right of the Company to grant registration rights on the Company=s securities to any person at any time prior to or subsequent to the execution of this Agreement.


                                IV. MISCELLANEOUS

         4.1 Headings. The headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.

         4.2 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any Person other than the parties hereto and thereto any rights or remedies hereunder or thereunder.

         4.3 Notices. Any notice, request, instruction or other document required or permitted to be given hereunder by any party hereto to another party hereto will be in writing and will be given to such party at its address set forth in Annex I attached hereto, with, in the case of the Company, a copy sent to the Company's Secretary at the Company's principal executive offices or to such other address as the party to whom notice is to be given may provide in a written notice to the party giving such notice, a copy of which written notice will be on file with the Secretary of the Company. Each such notice, request or other communication will be effective (a) if given by certified mail, 96 hours after such communication is deposited in the mails with certified postage prepaid addressed as aforesaid, (b) one Business Day after being furnished to a nationally recognized overnight courier for next Business Day delivery, and (c) on the date sent if sent by electronic facsimile transmission, receipt confirmed.

         4.4 Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Michigan without regard to the conflict of laws rules of such state, and the laws of the United States.

         4.5 Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction will not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder will be enforceable to the fullest extent permitted by law.

         4.6 Termination. All other rights and obligations hereunder will extend and continue to apply until such time as all Registrable Securities may be offered and sold without registration under the Securities Act. The provisions of Sections 3.3, 3.4. 3.5 and 3.6 shall survive any termination of this Agreement.

         4.7 Successors, Assigns and Transferees.

                  (a) The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted transferees. Except as expressly contemplated hereby, neither this Agreement nor any provision hereof will be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

         4.8 Amendments; Waivers.

                  (a) No failure or delay on the part of any party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.

                  (b) Neither this Agreement nor any term or provision hereof may be amended or waived except by an instrument in writing signed by the Company and the Securityholder owning a majority of the Registrable Securities then held by such other Securityholder and entitled to the benefits of this Agreement.

         4.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

         4.10 Remedies. The parties hereby acknowledge that money damages would not be adequate compensation for the damages that a party would suffer by reason of a failure of any other party to perform any of the obligations under this Agreement. Therefore, each party hereto agrees that specific performance is the only appropriate remedy under this Agreement and hereby waives the claim or defense that any other party has an adequate remedy at law.

         4.11 Consent to Jurisdiction. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of any court located in Oakland County, Michigan or the United States Federal Court sitting in the Eastern District of Michigan (including any appellate court therefrom) over any suit, action or proceeding arising out of or relating to this Agreement. Each of the parties hereto consents to process being served in any such suit, action or proceeding by serving a copy thereof upon the agent for service of process, provided that to the extent lawful and possible, written notice of such service will also be mailed to such party, as the case may be. Each of the parties hereto agrees that such service will be deemed in every respect effective service of process upon such party hereto, in any such suit, action or proceedings, and will be taken and held to be valid personal service upon such party. Nothing in this subsection will affect or limit any right to serve process in any manner permitted by law, to bring proceedings in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. Each of the parties hereto waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section 4.11. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NOBLE INTERNATIONAL, LTD.


By:
   -----------------------------------

Name:
     ---------------------------------

Title:
      --------------------------------

WRAYTER INVESTMENTS, INC.


By:
   -----------------------------------

Name:
     ---------------------------------

Title:
      --------------------------------